Exhibit 3.220

[Seal of the State of Nevada]	DEAN HELLER	Limited-Liability	Office Use Only:
	Secretary of State	Company

	101 North Carson Street, Suite 3	Articles of Organization
	Carson City, Nevada 89701-4786	(PURSUANT TO NRS 86)
(775) 684 5708

Important: Read attached instructions before completing

1. Name of Limited-Liability Company:	Harrah’s Shreveport Investment Company, LLC
2. Resident Agent Name and Street Address: (Must be a Nevada address where process may be served)	NAME CSC Services of Nevada, Inc. STREET ADDRESS 502 E. John Street	CITY Carson City	NEVADA	ZIP 89706
3. Dissolution Date: (Optional - see instructions)	Latest date upon which the company is to dissolve (If existence is not perpetual) :		Perpetual
4. Management (Check one)	Company shall be managed by ☐ Manager(s) OR ☑ Members

Names, Addresses, of Manager(s) or Members: (Attach additional pages as necessary)	1. NAME harrah’s Operating Company, lnc.
	STREET ADDRESS	CITY	STATE	ZIP
	One Harrah’s Court	Las Vegas	Nevada	89119-4312
2. NAME
	STREET ADDRESS	CITY	STATE	ZIP
3. NAME
	STREET ADDRESS	CITY	STATE	ZIP
4. NAME
	STREET ADDRESS	CITY	STATE	ZIP
5. Other Matters (See instructions)	Number of additional pages attached:
	Harrah’s Operating Company, Inc.		/s/Brad L. Kerby,
6. Names, Addresses and Signatures of Organizer(s): (if more than two incorporators, please attach additional pages)	NAME STREET ADDRESS One Harrah’s Court	Signature CITY Las Vegas	Brad L. Kerby, Asst. Secretary STATE Nevada	ZIP 89119-4312
Signature
	NAME STREET ADDRESS	CITY	STATE	ZIP
7. Certificate of Acceptance of Appointment of Resident Agent:	I, CSC Services of Nevada, Inc.	hereby accept appointment as Resident Agent for the above named corporation.
By:
	Signature of Resident Agent	Date 12-18-00

ARTICLES OF MERGER

OF

HARRAH’S SHREVEPORT INVESTMENT COMPANY, INC.

AND

HARRAH’S SHREVEPORT INVESTMENT COMPANY, LLC

To the Secretary of State

State of Nevada

Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the constituent domestic corporations herein named do hereby submit the following Articles of Merger.

1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger for merging Harrah’s Shreveport Investment Company, Inc., a business corporation organized under the laws of the State of Nevada, with and into Harrah’s Shreveport Investment Company, LLC, a limited liability company organized under the laws of the State of Nevada. The said Plan of Merger has been adopted by the Board of Directors of Harrah’s Shreveport Investment Company, Inc. and by the Member of Harrah’s Shreveport Investment Company, LLC.

2. The said Plan of Merger was approved by the unanimous written consent of stockholders of Harrah’s Shreveport Investment Company, Inc. pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

3. The said Plan of Merger was approved by the unanimous written consent of the Members of Harrah’s Shreveport Investment Company, LLC pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

4. No amendments to the Articles of Organization of Harrah’s Shreveport Investment Company, LLC are effected by the merger provided for herein.

5. The merger provided for herein shall become effective on January 31, 2001.

Signed on this 26 day of January, 2001.

HARRAH’S SHREVEPORT		HARRAH’S SHREVEPORT
INVESTMENT COMPANY, INC.		INVESTMENT COMPANY, LLC

By:	/s/ Colin V. Reed	By:	HARRAH’S OPERATING
	Colin V. Reed, Executive Vice President		COMPANY, INC., Sole Member

By:	/s/ Dennis Gallagher		By:	/s/ William L. Buffalo
	Dennis Gallagher, Assistant Secretary			William L. Buffa¦lo, Vice President

			By:	/s/ Brad L. Kerby
Brad L. Kerby, Assistant Secretary

EXHIBIT A

Plan of Merger adopted for Harrah’s Shreveport Investment Company, Inc., a business corporation organized under the laws of the State of Nevada, by resolution of its Board of Directors on January 22, 2001, and adopted for Harrah’s Shreveport Investment Company, LLC, a limited liability company organized under the laws of the State of Nevada, by resolution of Members on January 22, 2001.

1. The address of Harrah’s Shreveport Investment Company, Inc. is One Harrah’s Court, Las Vegas, Nevada 89119, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes.

2. The address of Harrah’s Shreveport Investment Company, LLC is One Harrah’s Court, Las Vegas, Nevada 89119, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes.

3. Harrah’s Shreveport Investment Company, Inc. and Harrah’s Shreveport Investment Company, LLC, shall, pursuant to the provisions of the laws of the State of Nevada, be merged with and into a single corporation, to wit, Harrah’s Shreveport Investment Company, LLC, which will survive the merger when the merger becomes effective and which is sometimes hereinafter referred to as the “surviving entity”, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Harrah’s Shreveport Investment Company, Inc. which is sometimes referred to as the “merging entity”, shall cease upon the effective date of the merger pursuant to the provisions of the Nevada Revised Statutes.

4. The Articles of Organization of the surviving entity when the merger becomes effective shall be the Articles of Organization of said surviving entity and said Articles of Organization shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

5. The present Operating Agreement of the surviving entity shall be the Operating Agreement of said surviving entity and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

6. The Member of the surviving entity when the merger becomes effective shall be the Member of the surviving entity.

7. All of the stock held by the sole shareholder of the merging entity when the merger takes effect shall be converted into a one hundred percent membership interest of the surviving entity.

8. The Plan of Merger herein made and adopted shall be submitted to the stockholders of the merging entity and to the Member of the surviving entity for their approval or rejection in the manner prescribed by the provisions of the Nevada Revised Statutes.

9. In the event that the Plan of Merger shall have been fully adopted by the stockholders of the merging entity and the Member of the surviving entity in the manner prescribed by the Nevada Revised Statutes, the merging entity and the surviving entity agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Nevada, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger herein provided.

5. The officers of the merging entity and the Member of the surviving entity are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided.

The effective time of the Plan of Merger, and the time when the merger therein agreed upon shall become effective, shall be January 31, 2001.